Exhibit 99.1
Cepton, Inc. Reports Third Quarter 2024 Results
SAN JOSE, CA, November 7, 2024 – Cepton, Inc. (“Cepton”) (Nasdaq: CPTN), a Silicon Valley innovator and leader in high performance lidar solutions, today announced its business updates and financial results for the third quarter ended September 30, 2024.
“As we enter the fourth and final quarter of 2024, we are making significant strides in the commercialization of our lidar technology,” said Jun Pei, Cepton’s Co-Founder and CEO. “With an RFQ with a Top 10 global automotive OEM for our long-range lidar in its final stages and a growing pipeline of opportunities, we are well-positioned to further strengthen our leadership in the automotive lidar market. Additionally, the recently announced acquisition by Koito underscores our shared vision for long-term growth and innovation. As we work toward completing this transaction, our focus remains on executing our strategy, deepening OEM partnerships, and driving the adoption of our advanced lidar solutions across key industries.”
Business Highlights
•On July 29, 2024, Cepton signed an Agreement and Plan of Merger providing for the acquisition by KOITO MANUFACTURING CO., LTD. (“Koito”) (TSE: 7276) of all of the outstanding common stock of Cepton not owned by Koito for $3.17 per share in an all-cash transaction, other than those shares expected to be contributed to a wholly owned subsidiary of Koito by certain executives of Cepton. The proposed transaction with Koito is expected to close in the first quarter of 2025, subject to approval of our stockholders representing at least a majority of the outstanding shares, regulatory approvals, and other customary closing conditions.
•Continued execution for the final phase of long-range lidar RFQ with a Top 10 global automotive OEM.
•Continued execution for our OEM awarded business for near-range lidar development.
•Achieved next major milestone for near-range lidar industrial vehicles business.
Financial Highlights
Revenue
•Third quarter 2024 total revenue was $0.5 million, compared to $3.8 million in the prior year comparable quarter, a decrease of $3.3 million.
Net Loss, Non-GAAP Net Loss, and Per Share Data
•Third quarter 2024 GAAP net loss was $10.6 million. Net loss attributable to common stockholders was $11.8 million, or $(0.73) per share, basic and diluted.
•Third quarter 2024 non-GAAP net loss was $7.5 million. Non-GAAP net loss attributable to common stockholders was $8.6 million, or $(0.53) per share, basic and diluted.
Adjusted EBITDA
•Third quarter 2024 adjusted EBITDA was $(8.0) million.

No Conference Call This Quarter
Due to the previously announced entry into the Agreement and Plan of Merger with Koito on July 29, 2024 and the pendency of the proposed transaction, which remains subject to stockholder approval and the satisfaction of or (to the extent permitted by law) waiver of other specified closing conditions, Cepton will not host an earnings conference call this quarter.
About Cepton, Inc.
Cepton is a Silicon Valley innovator of lidar-based solutions for automotive (ADAS/AV), smart cities, smart spaces, and smart industrial applications. With its patented lidar technology, Cepton aims to take lidar mainstream and achieve a balanced approach to performance, cost and reliability, while enabling scalable and intelligent 3D perception solutions across industries.

Founded in 2016 and led by industry veterans with decades of collective experience across a wide range of advanced lidar and imaging technologies, Cepton is focused on the mass market commercialization of high performance, high quality lidar solutions. Cepton is headquartered in San Jose, CA and has a center of excellence facility in Troy, MI to provide local support to automotive customers in the Detroit Metropolitan area. Cepton also has a presence in Germany to serve a fast-growing global customer base. For more information, visit www.cepton.com and follow Cepton on LinkedIn and X (formerly known as Twitter). Information on or that can be accessed through our website, our LinkedIn and X accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements. The statements included above as well as any other statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements may be identified by the use of words such as “estimate,” “objective,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “milestone,” “designed to,” “proposed” or other similar expressions that predict or imply future events or trends or that are not statements of historical matters. Cepton cautions readers of this press release that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond Cepton’s control, that could cause the actual results to differ materially from the expected results. These forward-looking statements include, but are not limited to statements regarding the Company’s expectations, plans and opinions regarding the proposed transaction with Koito, statements, estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, statements regarding potential benefits and the commercial attractiveness to its customers of Cepton’s products and services, the potential success of Cepton’s marketing and expansion strategies, and the potential for Cepton to achieve design awards.
These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Cepton’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. These forward-looking statements are subject to a number of risks and uncertainties, including (1) Cepton’s proposed transaction with Koito, including its ability to close such proposed transaction in a timely manner or at all; (2) the conditions affecting the markets in which Cepton operates; (3) the success of Cepton’s strategic relationships, including with Koito, which is not exclusive; (4) fluctuations in sales by Cepton’s major customers; (5) fluctuations in capital spending in the automotive and smart infrastructure markets; (6) negative impact on the global economy and capital markets resulting from macroeconomic conditions such as inflation, the effects of public health crises, and the potential impact of geopolitical conflicts, such as the ongoing conflicts in Ukraine and the Middle East; (7) changes in applicable laws or regulations; (8) the possibility that Cepton’s business may be adversely affected by other economic, business, or competitive factors; (9) the risk that current trends in the automotive and smart infrastructure markets decelerate or do not continue; (10) errors or material differences in Cepton’s estimates and expectations for its financial performance and growth, including when Cepton will generate positive cash flow from operations; (11) risks relating to the uncertainty of projected financial and operating information, including whether Cepton will be able to achieve its target milestones, its pricing and sales volume targets, and win the engagements contemplated in its projected pipeline, and the ability of OEMs and other strategic partners to re-source or cancel vehicle or technology programs; (12) risks related to future market adoption of Cepton’s offerings; (13) risks related to Cepton’s marketing and growth strategies; (14) the effects of competition on Cepton’s future business; (15) Cepton’s ability to issue equity or equity-linked securities in the future; (16) Cepton’s ability to raise funding on reasonable terms as necessary to develop its products in the timeframe contemplated by its business plan, and to comply with the terms of any restrictive, financial or other covenants in the agreements governing such funding, including the consent and other rights granted to Koito as part of Koito’s convertible preferred stock investment; (17) Cepton’s ability to execute its business plans and strategy; (18) the outcome of any legal proceedings that may be instituted against Cepton, including any related to the business combination with Growth Capital Acquisition Corp.; (19) risks related to the new series production award differing from Cepton’s expectations, or that the arrangement can be terminated or may not materialize into a long-term contract partnership arrangement, and the new engineering services contract with Koito relating thereto; and (20) the other risks and uncertainties indicated from time to time in the reports and documents Cepton files with the Securities and Exchange Commission (the “SEC”), including in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. If any of these risks materialize or any of Cepton’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Cepton does not presently know or that Cepton currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Cepton’s expectations, plans or forecasts of future events and views as of the date of this press release. Cepton anticipates that subsequent events and developments will cause its assessments to change. These forward-looking statements should not be relied upon as representing Cepton’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Cepton undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law.
Actual results, performance or achievements may, and are likely to, differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements were based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond Cepton’s control.
Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as Non-GAAP net loss and adjusted EBITDA, have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP net loss is defined as GAAP net loss excluding stock-based compensation, gain from project cancellation cost recovery, contingent loss, non-recurring transaction expenses, gain on sales of property and equipment, gain or loss on changes in fair value of earnout liability and warrants, foreign currency transaction loss, net, and loss on extinguishment of debt. As a result of the cancellation of the GM series production award in December 2023, Cepton submitted a project investment cost recovery claim and realized a gain from project cancellation cost recovery in the nine months ended September 30, 2024. In the three and nine months ended September 30, 2024, Cepton also incurred a contingent loss from the project loss claims from our contract manufacturers affected by the GM series production award cancellation. Both the gain from project cancellation loss recovery and the contingent loss from project loss claims are excluded from the calculation of Non-GAAP net loss. Adjusted EBITDA is defined as non-GAAP net loss before interest income or expense, provision for income taxes, and depreciation and amortization.
Cepton believes these non-GAAP financial measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Cepton’s financial condition and results of operations. Cepton believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating actual and projected operating results and trends in comparing Cepton’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Cepton also believes that adjusted EBITDA is useful to investors and analysts in assessing our operating performance during the periods these charges were incurred on a consistent basis with the periods during which these charges were not incurred. Our presentation of adjusted EBITDA should not be considered as an inference that our future results and financial position will be unaffected by unusual items. Cepton does not consider these non-GAAP financial measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and other amounts that are required by GAAP to be recorded in Cepton’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and other amounts are excluded or included in determining these non-GAAP financial measures.
Cepton, Inc. Contacts
Investors: InvestorRelations@cepton.com
Media: Faithy Li, media@cepton.com
Source: Cepton, Inc.

CEPTON, INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss and Non-GAAP Adjusted EBITDA
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(10,642)	$(11,294)	$(17,294)	$(40,226)
Stock-based compensation	1,269	2,335	3,693	6,989
Gain from project cancellation cost recovery	—	—	(4,000)	—
Contingent loss	349	—	349	—
Non-recurring transaction expenses	1,563	—	3,185	—
Loss (gain) on sales of property and equipment	1	—	(59)	—
Gain on change in fair value of earnout liability	—	(91)	(59)	(827)
Loss (gain) on change in fair value of warrant liability	5	(169)	23	(299)
Foreign currency transaction loss, net	—	7	—	757
Loss on extinguishment of debt	—	—	—	1,123
Non-GAAP net loss	$(7,455)	$(9,212)	$(14,162)	$(32,483)
Interest income, net	(622)	(799)	(1,889)	(2,015)
(Benefit) provision for income taxes	—	—	(14)	3
Depreciation and amortization	98	135	302	370
Adjusted EBITDA	$(7,979)	$(9,876)	$(15,763)	$(34,125)

Net loss	$(10,642)	$(11,294)	$(17,294)	$(40,226)
Less: cumulative preferred stock dividends	(1,130)	(1,083)	(3,353)	(2,992)
Net loss attributable to common stockholders	$(11,772)	$(12,377)	$(20,647)	$(43,218)

Non-GAAP net loss	$(7,455)	$(9,212)	$(14,162)	$(32,483)
Less: cumulative preferred stock dividends	(1,130)	(1,083)	(3,353)	(2,992)
Non-GAAP net loss attributable to common stockholders	$(8,585)	$(10,295)	$(17,515)	$(35,475)

GAAP net loss per share attributable to common stockholders:
Basic	$(0.73)	$(0.78)	$(1.29)	$(2.74)
Diluted	$(0.73)	$(0.78)	$(1.29)	$(2.74)
Non-GAAP net loss per share attributable to common stockholders:
Basic	$(0.53)	$(0.65)	$(1.10)	$(2.25)
Diluted	$(0.53)	$(0.65)	$(1.10)	$(2.25)
Shares used in computing GAAP net loss per share attributable to common stockholders:
Basic	16,047,213	15,834,152	15,971,448	15,750,586
Diluted	16,047,213	15,834,152	15,971,448	15,750,586
Shares used in computing Non-GAAP net loss per share attributable to common stockholders:
Basic	16,047,213	15,834,152	15,971,448	15,750,586
Diluted	16,047,213	15,834,152	15,971,448	15,750,586

CEPTON, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$47,651	$50,406
Short-term investments	—	5,969
Accounts receivable, net of allowance for credit losses of $0 and $0	556	3,625
Inventories	1,048	2,396
Prepaid expenses and other current assets	3,060	1,253
Total current assets	52,315	63,649
Property and equipment, net	1,150	1,450
Restricted cash	1,283	1,283
Other assets	8,703	10,067
Total assets	$63,451	$76,449
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,416	$1,128
Operating lease liabilities, current	2,141	1,875
Accrued expenses and other current liabilities	4,914	4,066
Total current liabilities	9,471	7,069
Warrant liability	66	43
Earnout liability	34	93
Operating lease liabilities, non-current	7,063	8,720
Total liabilities	16,634	15,925
Commitments and contingencies (Note 17)
Convertible preferred stock with a related party:
Convertible preferred stock – Par value $0.00001 per share – 5,000,000 shares authorized; 100,000 shares issued and outstanding (aggregate liquidation preference of $107.4 million and $104.1 million)	98,891	98,891
Stockholders’ equity (deficit):
Common stock – Par value $0.00001 per share – 35,000,000 shares authorized; 16,051,981 and 15,861,494 shares issued and outstanding	—	—
Additional paid-in capital	100,177	96,583
Accumulated other comprehensive loss	(352)	(345)
Accumulated deficit	(151,899)	(134,605)
Total stockholders’ equity (deficit)	(52,074)	(38,367)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$63,451	$76,449

CEPTON, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Lidar sensor and prototype revenue	$466	$3,802	$1,981	$7,813
Development revenue	81	31	10,940	292
Total revenue	547	3,833	12,921	8,105

Lidar sensor and prototype cost of revenue	600	3,339	2,788	7,135
Development cost of revenue	29	—	3,438	116
Total cost of revenue	629	3,339	6,226	7,251
Gross (loss) profit	(82)	494	6,695	854

Operating expenses:
Research and development	5,524	6,706	14,412	23,309
Selling, general and administrative	5,332	6,136	15,305	19,052
Total operating expenses	10,856	12,842	29,717	42,361
Operating loss	(10,938)	(12,348)	(23,022)	(41,507)
Other income (expense):
Gain on change in fair value of earnout liability	—	91	59	827
(Loss) gain on change in fair value of warrant liability	(5)	169	(23)	299
Other (expense) income, net	(321)	2	3,789	23
Loss on extinguishment of debt	—	—	—	(1,123)
Foreign currency transaction loss, net	—	(7)	—	(757)
Interest income, net	622	799	1,889	2,015
Loss before income taxes	(10,642)	(11,294)	(17,308)	(40,223)
Benefit (provision) for income taxes	—	—	14	(3)

Net loss	$(10,642)	$(11,294)	$(17,294)	$(40,226)
Less: cumulative preferred stock dividends	(1,130)	(1,083)	(3,353)	(2,992)
Net loss attributable to common stockholders	$(11,772)	$(12,377)	$(20,647)	$(43,218)

Net loss per share attributable to common stockholders, basic	$(0.73)	$(0.78)	$(1.29)	$(2.74)
Net loss per share attributable to common stockholders, diluted	$(0.73)	$(0.78)	$(1.29)	$(2.74)
Weighted-average common shares, basic	16,047,213	15,834,152	15,971,448	15,750,586
Weighted-average common shares, diluted	16,047,213	15,834,152	15,971,448	15,750,586

CEPTON, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(17,294)	$(40,226)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	302	370
Stock-based compensation	3,693	6,989
Amortization of right-of-use asset	1,253	1,177
Gain on sales of property and equipment	(59)	—
Accretion, other	(25)	(682)
Gain on change in fair value of earnout liability	(59)	(827)
Loss (gain) on change in fair value of warrant liability	23	(299)
Foreign currency transaction loss, net	—	757
Loss from extinguishment of debt	—	1,123
Changes in operating assets and liabilities:
Accounts receivable, net	3,068	(802)
Inventories	1,348	(941)
Prepaid expenses and other current assets	(1,806)	2,974
Other long-term assets	111	202
Accounts payable	1,288	(805)
Accrued expenses and other current liabilities	848	1,144
Operating lease liabilities	(1,391)	(680)
Net cash used in operating activities	(8,700)	(30,526)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3)	(1,292)
Purchases of short-term investments	—	(37,806)
Proceeds from sales of property and equipment	60	—
Proceeds from maturities of short-term investments	6,000	25,200
Net cash provided by (used in) investing activities	6,057	(13,898)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible preferred stock with a related party, net of transaction costs	—	99,884
Repayment of secured term loan from a related party	—	(45,220)
Proceeds from issuance of common stock options	4	22
Payments of employee taxes related to vested restricted stock units	(103)	(63)
Net cash (used in) provided by financing activities	(99)	54,623

Effect of exchange rate changes on cash	(13)	426

Net (decrease) increase in cash, cash equivalents and restricted cash	(2,755)	10,625
Cash, cash equivalents and restricted cash, beginning of period	51,689	34,518
Cash, cash equivalents and restricted cash, end of period	$48,934	$45,143